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                                                                    Exhibit 99.1

ONLINE RESOURCES ACCELERATES PATH TO PROFITABILITY
MCLEAN, VA. -- JAN. 17

Online Resources Corp. (Nasdaq: ORCC), a leading Internet application service provider to financial institutions, unveiled a five-point initiative to accelerate its path to profitability. The company also reported that it had a strong fourth quarter 2000.

The company's 2001 priorities will focus on achieving operating cost efficiencies and expanding revenue from its base of 500 financial institution clients, which represent a distribution channel for the company's services to 16 million consumers with 9 million checking accounts.
The company's five-point initiative calls for:

     - Bolstering efforts to cross-sell new products, such as cash management, to clients;

     -    New co-funded marketing programs to increase consumer adoption;

     - Price increases for selected services, where the company is below competitive pricing;

     - Deployment of technical resources to automate processes and reduce operating costs; and,

     - Staff reductions of approximately 9 percent and other steps to moderate staff expense.

"We enter the new year with momentum from a strong fourth quarter 2000, which exceeded our earnings guidance, and was within revenue and gross profit percentage guidance," said Matthew P. Lawlor, chairman and chief executive of Online Resources. "Our large base of customers and recent $20 million capital financing affords us the opportunity to take steps to achieve earlier than expected profitability. Reaching operating breakeven -- up to two quarters sooner than originally planned - adds a safety margin to our cash position, and positions us to be profitable in 2002."

FOURTH QUARTER 2000 AND YEAR 2001 BUSINESS OUTLOOK

The company revised its outlook to reflect its five-point initiative and the adoption of the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) 101 (for recognition of one-time implementation fees), which is described below. The following statements are forward-looking, and actual results may differ materially.

Fourth Quarter of 2000

     - The company estimates revenue of $4.9 to $5 million (or $5.1 to $5.2 million on a pre-SAB 101 basis), approximately 20 percent over the third quarter of 2000.

     - The company estimates gross profit percentage of 27 to 28 percent, compared to approximately 20 percent in third quarter 2000.
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     -    The company estimates an operating loss of $4 to $4.2 million, approximately 10 to 12 percent less than the loss in the third quarter of 2000.

First Quarter of 2001

     - The company expects revenue to increase 10 to 13 percent versus the fourth quarter of 2000. Adoption of SAB 101 has the effect of moderating quarter-to-quarter revenue growth, versus the company's prior accounting method. Moreover, slower growth in the economy could affect growth in users and financial institution signings. In addition, the company expects a one-time reduction of approximately 10,000 users as it sunsets its less profitable, proprietary screen-based telephone and PC client software.

     - Gross profit percentage is expected to improve to approximately 30 to 35 percent. The company expects improved margins as the growth in recurring user fees is leveraged against relatively fixed costs.

     - Operating loss is expected to decline 10 to 15 percent versus the fourth quarter of 2000. The company's losses decrease at a faster pace than previously expected, because the benefits of greater efficiencies and control of overhead offset slower growth in revenue. The company plans to take a one-time charge of approximately $250,000 to reflect the cost of staff severances related to its five-point initiative.

Full Year 2001

     - The company expects revenue to increase approximately 65 to 75 percent versus the prior year (equivalent to a quarterly sequential growth rate of approximately 13 to 15 percent). Adoption of SAB 101 has the effect of moderating year-to-year revenue growth, versus the company's prior accounting method. Moreover, slower growth in the economy could affect growth in users and financial institution signings.

     - Gross profit percentage is expected to improve to approximately 35 to 40 percent. The company is raising its expectation as its five-point initiative yields more efficiency through greater automation, streamlined processes, and other productivity measures.

     - Operating loss is expected to decline approximately 40 to 50 percent versus the prior year, leading to profitability in the year 2002. The company's losses decrease at a faster pace than previously expected, due to the company's new five-point initiative to accelerate its path to operating breakeven.

ADOPTION OF SAB 101

The company will adopt a change in accounting method for implementation fees in the fourth quarter of 2000 retroactive to January 1, 2000, as newly prescribed by the Securities and Exchange Commission, SAB 101. Under SAB 101, one-time implementation revenue and direct costs, related to the start-up of the company's services with its clients, will be recognized over the 3 to 5 year life of a typical service contract. Previously, the company recognized implementation revenue under the percentage-of-completion method, typically over a 90 to 180 day period.

The company will restate its results for the first three quarters of 2000 when it reports upon its fourth quarter and full year 2000 results on February 15, 2001. The impact on the loss from


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operations will not be material, as related revenue and cost of revenue will decline approximately 4 and 3 percent respectively for the full year 2000 and result in an increase in loss from operations of approximately 1 percent. The cumulative effect of the change in accounting principle will result in an increase in deferred revenue and will be recognized in future periods.

The company will host a conference call discussing this announcement on Thursday, JANUARY 18, 2001 at 10:00 A.M. EST, which is open to the public by dialing toll free 877-817-7170. The conference call webcast and revised 2001 outlook will be posted on the company's Web site. The outlook will be updated on February 15, 2001 when the company announces its fourth quarter and full year 2000 financial results.

Online Resources Corporation (http://www.orcc.com), a leading Internet application service provider, offers a comprehensive suite of e-financial services. The company provides proprietary Quotien SM Internet banking, bill payment, customer care and other Web-based financial services to approximately 500 financial institutions with 300,000 consumer and small business end-users. As part of its suite of services, the company processes approximately 9 million bill payments per year, clearing $2 billion. An integrated database enables seamless user support, targeted marketing, and personalization. Clients and users benefit from a simple yet powerful Internet solution, backed by an end-to-end service quality guarantee and bundled pricing advantages. Online Resources was founded in 1989.

This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company's history of losses and anticipation of future losses; the company's dependence on the marketing efforts of third parties; the potential fluctuations in the company's operating results; the company's potential need for additional capital; the company's potential inability to expand the company's services and related products in the event of substantial increases in demand for these services and related products; the company's competition; the company's ability to attract and retain skilled personnel; the company's reliance on the company's patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the company's Form 10-K as filed with the Securities and Exchange Commission.

                            Media Contact: Dorothy Thompson of Online Resources,
                                                                    703.384.5328
                                                              dthompson@orcc.com

                   Investors Contact: Carl D. Blandino, CFO of Online Resources,
                                                         703.394.5100, ext. 103,
                                                              cblandino@orcc.com
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